EXHIBIT 10.64
March 30, 2007
Irvine Sensors Corporation
3001 Red Hill Avenue
Costa Mesa, CA 92626
Attn: John J. Stuart, Jr.
Fax No.: (714) 444-8773
Gentlemen:
Reference is made to that certain Term Loan and Security Agreement (the “Agreement”) dated as of December 29, 2006 by and between Irvine Sensors Corporation, a Delaware corporation (the "Borrower”) and Longview Fund, L.P. and Alpha Capital Anstalt (collectively, the “Lender”), and those certain Term Notes issued thereunder (collectively, the “Term Notes”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.
Each undersigned Lender hereby (i) agrees to extend the due date of the interest installment due and payable on April 2, 2007 under Section 2.1.3(b) of the Agreement and each Lender’s respective Term Notes, until the fifth trading day after the date the Securities and Exchange Commission declares effective the Borrower’s Registration Statement on Form S-1 originally filed on February 7, 2007 and (ii) waives the notice period set forth in Section 2.2.2 of the Agreement. The foregoing notwithstanding, either or both of the undersigned Lenders may, at any time upon not less than five (5) Business Days prior written notice to Borrower, demand payment of such interest installment as set forth in the Agreement.
Sincerely,

LONGVIEW FUND, LP

By:	/s/ S. MICHAEL RUDOLPH Name: S. Michael Rudolph
Title: CFO — Investment Advisor

ALPHA CAPITAL ANSTALT

By:	/s/ KONRAD ACKERMAN Name: Konrad Ackerman
Title: Director